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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-25457

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

              PROSPECTUS SUPPLEMENT NO. 5 DATED SEPTEMBER 29, 1998
                        TO PROSPECTUS DATED JULY 16, 1997

     The Selling Holders table on pages 5-9 of the Prospectus is hereby amended to update the information regarding the number of Warrants and shares of Common Stock owned by the following Selling Holders:

                                                                                                     Common
Selling Holders                                                                    Warrants          Stock
---------------                                                                    --------          ------

Fidelity Charles Street Trust: Fidelity Asset Manager......................            4,540         37,491

Fidelity Charles Street Trust: Fidelity Asset Manager: Growth..............            1,900         15,690

Variable Insurance Products Funds II: Asset Manager Portfolio..............            1,410         11,643

Variable Insurance Products Funds II: Asset Manager Growth Portfolio.......              180          1,486

Fidelity Global Asset Allocation Fund......................................              120            990

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